UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 1, 2013

eCareer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-126514	20-2641871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2300 Glades Road, Suite 302E

Boca Raton, Florida 33434

(Address of principal executive offices)

Telephone – (877) 880-4400

Barossa Coffee Company, Inc.

311 South State St. #440

Salt Lake City, Utah 84111

(Former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As reported in our current report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2013, our Chief Executive Officer, Joseph Azzata, previously held 100,000 shares of Series A Preferred Stock of our operating subsidiary, eCareer, Inc. (the “ECI Preferred Shares”). On May 1, 2013, we issued 25,013 shares of a newly designated series of stock of eCareer Holdings, Inc., Series A Preferred Shares (the “New Preferred Shares”), to Mr. Azzata in exchange for the 100,000 ECI Preferred Shares. Each of the New Preferred Shares entitles the holder thereof to 500 votes on any matter brought to a vote of the holders of our common stock. Mr. Azzata now has 13,219,394 votes on any matter brought to a vote of the holders of our common stock, including 12,506,500 votes through his ownership of the New Preferred Shares and 712,894 votes through his ownership of shares of our common stock. Accordingly, Mr. Azzata has voting control of approximately 75.16% of our outstanding voting shares.

The number of New Preferred Shares issued to Mr. Azzata in exchange for his 100,000 shares of ECI Preferred Shares is based on the exchange ratio used in the Agreement and Plan of Reorganization (the “Exchange Agreement”), whereby consenting owners of shares of common stock of eCareer, Inc. exchanged their shares for newly issued shares of common stock of eCareer Holdings, Inc. The transactions effected by the Exchange Agreement are described in “Item 2.01” of our Form 8-K filed on April 16, 2013.

The New Preferred Shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder. The issuance of securities did not involve a “public offering” based upon the following factors: (i) the issuance of the securities was a private transaction; (ii) a limited number of securities were issued to a single offeree; (iii) there was no public solicitation; (iv) the investment intent of the offeree; and (v) the restriction on transferability of the securities issued.

We filed a Certificate of Designation with the Nevada Secretary of State to establish the New Preferred Shares on April 30, 2013. The Certificate of Designation provides that we are authorized to issue up to 100,000 of the New Preferred Shares, which, in addition to the voting rights described above, have no (i) rights to any dividends, (ii) conversion rights, or (iii) rights upon voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of the company.

Item 3.03 Material Modification to Rights of Security Holders.

Reference is made to the disclosure set forth above under “Item 3.02” of this current report, which disclosure is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

Reference is made to the disclosure set forth above under “Item 3.02” of this current report, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 4.1	Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eCareer Holdings, Inc.

Date: May 2, 2013	By: /s/ Joseph Azzata
Joseph Azzata
Chief Executive Officer